UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2019

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive office and Zip Code)

(317) 328-5660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2019, Calumet Refining, LLC, a Delaware limited liability company (“Calumet Refining”), and a wholly-owned subsidiary of Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with Starlight Relativity Acquisition Company LLC, a Delaware limited liability company (“Starlight”), pursuant to which, Starlight acquired from Calumet Refining (the “Transaction”) all of the issued and outstanding membership interests in Calumet San Antonio Refining, LLC, a Delaware limited liability company (“Calumet San Antonio”), with an effective date of November 1, 2019. Calumet San Antonio owns a refinery located in San Antonio, Texas and related assets, including associated hydrocarbon inventories and a crude oil terminal and pipeline.

Under the Purchase Agreement, Starlight paid $63.0 million in cash minus an adjustment of approximately $3.9 million for net working capital, inventories and reimbursement of certain transaction costs, subject to further customary post-closing adjustments. In connection with the Transaction, the Partnership, Calumet San Antonio, TexStar Midstream Logistics, L.P. (“TexStar”), TexStar Midstream Logistics Pipeline, LP and Tailwater Capital, LLC entered into a Settlement and Release Agreement (the “Settlement Agreement”), pursuant to which the Partnership agreed to pay TexStar and its affiliates a cash payment of $1.0 million and the parties mutually agreed to dismiss all litigation among the parties with respect to the Throughput and Deficiency Agreement (the “Pipeline Agreement”) and mutually release each other with respect to the dispute relating to the termination of the Pipeline Agreement. The Transaction closed on November 10, 2019. The Settlement Agreement results in the Company derecognizing a related $38.1 million liability.

The foregoing description of the Purchase Agreement provides only a summary of the Purchase Agreement and the transactions contemplated thereunder, does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition.

The information included in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 11, 2019, the Partnership issued a press release announcing the completion of the Transaction, a copy of which is attached hereto as Exhibit 99.1. In addition, the Partnership disclosed certain pro forma non-GAAP financial information related to the Transaction, as set forth in Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The Partnership’s Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2019 and Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2019, the twelve months ended June 30, 2019 and the year ended December 31, 2018 (collectively, the “Unaudited Pro Forma Consolidated Financial Statements”) together with the notes thereto, are attached as Exhibit 99.3 hereto and are incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description
2.1*	Membership Interest Purchase Agreement, dated November 10, 2019, by and between Calumet Refining, LLC and Starlight Relativity Acquisition Company LLC.
99.1	Press Release, dated November 11, 2019, announcing the Transaction.
99.2	Certain Pro Forma Non-GAAP Financial Information.
99.3	Unaudited Pro Forma Consolidated Financial Statements and accompanying notes.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: November 12, 2019	By:	/s/ Timothy Go
	Name:	Timothy Go
	Title:	Chief Executive Officer

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